Exhibit 10.1
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                       FOURTH AMENDMENT TO LOAN AGREEMENT

     THIS FOURTH AMENDMENT TO LOAN AGREEMENT (the "Fourth Amendment"), is made and entered into this 9th day of June, 2005, by and among HERLEY INDUSTRIES, INC. (the "Borrower"), MANUFACTURERS AND TRADERS TRUST COMPANY, successor in interest to Allfirst Bank, and FULTON BANK (each a "Lender" and collectively, the "Lenders") and MANUFACTURERS AND TRADERS TRUST COMPANY, successor in interest to Allfirst Bank, as agent (in such capacity, the "Agent").

                               B A C K G R O U N D

     A. Borrower has borrowed from Lenders and desires to continue to borrow from Lenders in connection with the operation of its business. On June 19, 2002, the parties entered into a Loan Agreement, upon which monies have been advanced, which was amended by an Amendment to Loan Agreement dated May 2, 2003 and a Second Amendment to Loan Agreement dated April 20, 2004 and a Third Amendment to Loan Agreement dated January 28, 2005 (as amended, the "Loan Agreement"). The Loan Agreement is incorporated herein by reference and made a part hereof. All capitalized terms used herein without definition which are defined in the Loan Agreement shall have the meanings set forth therein.

     B. Borrower has requested Lenders to amend certain provisions of the Loan Agreement.

     C. The parties desire to enter into this Amendment to effectuate such amendments.

     D. Borrower has no defense, charge, defalcation, claim, plea, demand or set-off against the Loan Agreement or any of the Loan Documents.

     NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. That the above Background is incorporated herein by reference.

     2. That Section 1.1 of the Loan Agreement be and hereby is amended by amending the definitions of "Guarantor" and "Guarantors" to read in its entirety as follows:

     "Guarantor" and "Guarantors": one or more of HMS Investments, Inc., Herley Wireless Technologies, Inc., Terrasat, Inc., General Microwave Corporation, General Microwave Israel Corporation, Herley-CTI, Inc., Herley-RSS, Inc., Micro Systems, Inc., Innovative Concepts, Inc., HMS Trading, Inc. and any additional U.S.-domiciled subsidiaries which Borrower or any Guarantor has created or acquired or may create or acquire at any time a Loan remains outstanding and unpaid or any other amount is owing under any Loan Document; provided, however, the terms "Guarantor" and "Guarantors" do not include General Microwave Israel, Ltd and EW Simulation Technology Ltd.

     3. That Section 3.4 of the Loan Agreement be and hereby is amended to read in its entirety as follows:

     3.4 Security Agreement.

     The Agent shall have received a pledge of and security interest in sixty-six percent (66%) of the issued and outstanding common shares of General Microwave Israel, Ltd and EW Simulation Technology Ltd.

     4. That Section 6.11 of the Loan Agreement be and hereby is amended to read in its entirety as follows:

     6.11 Minimum Tangible Net Worth.

     Permit the Tangible Net Worth of the Borrower, on a consolidated basis, to be less than $90,000,000 at the time any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender.

     5. That the Borrower reaffirms and restates the representations and warranties set forth in Section 7 of the Loan Agreement, as amended by this Fourth Amendment, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date(s). The Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and the Lenders that (i) this Fourth Amendment has been duly authorized, executed and delivered and constitute a legal, valid and binding obligation of the Borrower, and is enforceable in accordance with its terms; (ii) the Borrower is not in default under the Loan Agreement or any of the other Loan Documents, and the Borrower is in full compliance with all of the terms and conditions thereof; (iii) no event exists, or is likely to exist in the future, which with the passage of time, notice, or both, will constitute a default under the Loan Agreement or any of the other Loan Documents; and (iv) there have been no material adverse changes in the Borrower's financial condition or operations which would cause the Borrower to be in default under any of the financial covenants contained in the Loan Documents. Borrower shall update all Schedules as of the date of this Amendment.

     6. That the terms and conditions, paragraph sections, collateral and guaranty requirements, representations and warranties of the Loan Agreement and Loan Documents, together with all understandings by and between the parties to this Fourth Amendment evidenced by writings of the same or subsequent date not in conflict with the above modifications under this Amendment shall remain in full force and effect as the agreement of the parties relative to the Loans, and are hereby ratified, reaffirmed and confirmed. Any past, present or future delay or failure of the Agent and the Lenders to demand or enforce strict performance of each term and condition of the Loan Agreement and Loan Documents, and any past, present or future delay or failure of the Agent or the Lenders to exercise any right, power or privilege shall not be deemed or construed as a waiver with respect to the same or any other matter, or preclude the future exercise of such right, power or privilege, or be construed or deemed to be a waiver of or acquiescence in any such default.

     7. That all references to the Loan Agreement, the Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith, as well as in writings of the same or subsequent date, shall mean the Loan Agreement as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time. Further, all references to Allfirst Bank in the Loan Agreement, the Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall be deemed to have been made and to refer to Manufacturers and Traders Trust Company, a New York banking corporation, successor in interest to Allfirst Bank.

     8. That the parties hereto shall, at any time, and from time to time following the execution of this Fourth Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Fourth Amendment.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower, the Lenders and the Agent have caused this Fourth Amendment to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

ATTEST:                             HERLEY INDUSTRIES, INC.,

    /S/      Thomas V. Gilboy       By: /S/      Anello C. Garefino
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Title: Chief Financial Officer      Vice President - Finance



                                    MANUFACTURERS AND TRADERS TRUST COMPANY,
                                      successor in interest to Allfirst Bank, in its capacities as Agent and Lender

                                    By: /S/      Eric Rebert
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                                    Administrative Vice President

                                    FULTON BANK

                                    By: /S/      William T. Kepler
                                    --------------------------------------------
                                    Senior Vice President